Robert J. Minkus
(312) 258-5584
rminkus@schiffhardin.com
                                                                    Exhibit 5.1


                                    January 22, 1999


NIPSCO Industries, Inc.
801 East 86th Avenue
Merrillville, Indiana 46410

NIPSCO Capital Markets, Inc.
801 East 86th Avenue
Merrillville, Indiana 46410

          Re:  Registration Statement on Form S-3 (registration nos. 333-69279,
               ----------------------------------------------------------------
-01 and -02)
------------

Ladies and Gentlemen:

     We have acted as counsel to NIPSCO Industries, Inc., an Indiana corporation ("Industries"), NIPSCO Capital Markets, Inc., an Indiana corporation ("Capital Markets"), and NIPSCO Capital Trust I, a Delaware statutory business (the "Trust"), in connection with their filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the following securities, to be issued from time to time pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $850,000,000: (i) Stock Purchase Contracts of Industries (the "Stock Purchase Contracts"); (ii) Stock Purchase Units, consisting of Stock Purchase Contracts and Preferred Securities, as defined below; (iii) Common Shares (including related Share Purchase Rights), without par value, of Industries (the "Common Shares"); (iv) Preferred Securities of the Trust (the "Preferred Securities");
(v) Debentures of Capital Markets (the "Debentures"); (vi) the guarantee of and back-up undertakings of Capital Markets in connection with the Preferred Securities of the Trust (the "Guarantee"); (vii) Medium-Term Notes of Capital Markets (the "Medium-Term Notes"); and (viii) Industries' obligations pursuant to the Support Agreement between Capital Markets and Industries (the "Support Agreement").

     In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted

                                                                     Exhibit 5.1
NIPSCO Industries, Inc.
January 22, 1999
Page 2

submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

     On the basis of such examination, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

     1. The Stock Purchase Contracts will be valid and legally binding obligations of Industries, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Purchase Contract Agreement between Industries and The Chase Manhattan Bank, as purchase contract agent, has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Industries and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Industries; (ii) the terms of the Stock Purchase Contracts have been duly established in conformity with resolutions of the Board of Directors of Industries; and (iii) the Stock Purchase Contracts have been duly executed and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto.

     2. The Common Shares, which have been duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Shares have been duly established in conformity with resolutions of the Board of Directors of Industries; and (ii) the Common Shares have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto.

     3. The Debentures will be valid and legally binding obligations of Capital Markets, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as:
(i) the terms of the Debentures and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of Capital Markets and the indenture dated as of February 14, 1997 among Capital Markets, Industries and The Chase Manhattan Bank, as trustee (the "Indenture"); (ii) the Debentures have been duly executed and authenticated in accordance with the Indenture; and (iii) the Debentures have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Indenture.

     4. The Guarantee will be a valid and legally binding obligation of Capital Markets, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as:
(i) the Registration Statement has become effective under the Securities Act;
(ii) the Guarantee Agreement by Capital Markets and The Chase Manhattan Bank, as guarantee trustee, for the benefit of the holders of securities of the Trust has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Capital Markets and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Capital Markets; and (iii) the Preferred Securities have been duly issued and delivered by the Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto.

NIPSCO Industries, Inc.
January 22, 1999
Page 3


     5. The Medium-Term Notes will be valid and legally binding obligations of Capital Markets, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as:
(i) the terms of the Medium-Term Notes and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Capital Markets and the Indenture; (ii) the Medium-Term Notes have been duly executed and authenticated in accordance with the Indenture; and (iii) the Medium-Term Notes have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Indenture.

     6. The obligations under the Support Agreement will be valid and legally binding obligations of Industries, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We express opinions herein with respect to the applicability of the laws of the State of Indiana and the United States Federal laws, and we express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5(a) thereto and the reference to us under the caption "Experts and Legal Opinions" in the Prospectus contained in the Registration Statement.


                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE


                                    By:
                                        -------------------------
                                         Robert J. Minkus